Exhibit 99.1

RUM Group Inc. Reports Record Third Quarter 2026 Results

~ Third Quarter Revenue of $96.6 Million, Up 290% YoY ~

~ First Profitable Quarter in the Company’s History on an Adjusted EBITDA Basis ~

~ 22,000 GPUs at Utilization of Approximately 85% ~

LONGBOAT KEY, Fla., November 11, 2026 (GLOBE NEWSWIRE) – RUM Group Inc. (Nasdaq: RUM) (“RUM Group” or the “Company”), an AI infrastructure and video company on a mission to unlock the power of human imagination, today announced financial results for the fiscal quarter ended September 30, 2026.

Q3 2026 Key Highlights and Key Items

●	Record quarterly revenue of $96.6 million, up 139% QoQ and 290% YoY, and 3.8% above the top end of our guidance.

●	Quake AI contributed $68.2 million, or more than 70% of total revenue, in its first full quarter.

●	The first profitable quarter in the Company’s history on an Adjusted EBITDA basis.

●	Quake AI continues to deliver strong performance and demand for its existing fleet of approximately 22,000 NVIDIA GPUs, with utilization of approximately 85% for the quarter.

●	Acquired an additional 8.26 million shares of Northern Data AG (“Northern Data”), increasing ownership from 85.2% to approximately 98%.

●	Commenced squeeze-out proceedings under the German Stock Corporation Act, expecting to reach 100% ownership of Northern Data in early 2027.

●	Due to market conditions, a certain portion of our previously disclosed 250MW of unmonetized capacity targeted for 2027 may be pushed out beyond 2027.

●	Announced a long-term distribution and content partnership with WWE to become the new home of the weekly premium program WWE Main Event.

●	In the third quarter, began a cost reset in video, tied to a refocused strategy. Expecting to start seeing related savings through 2027.

Management Commentary

Chris Pavlovski, CEO of RUM Group, commented, “Q3 was a defining quarter for RUM Group. We delivered record revenue, nearly four times last year’s, and achieved positive Adjusted EBITDA for the first time in our history. Quake AI is now the engine of our business. We have real assets running real AI workloads for real customers and generating real cash. Our 22,000-GPU estate is nearly sold out at 85% utilization. As capital becomes more selective, we believe it will flow to experienced operators with disciplined balance sheets. That is exactly where RUM Group stands, and we intend to use that position to build lasting value for our shareholders.”

Q3 Financial Summary (Unaudited)

For the three months ended September 30,	2026	2025	Variance ($)	Variance (%)

Revenues	$96,577,752	$24,762,445	$71,815,307	290%

Expenses
Cost of services (content, hosting and other)	$57,186,000	$25,219,331	$31,966,669	127%
General and administrative	25,926,872	10,492,008	15,434,864	147%
Research and development	7,723,475	4,455,354	3,268,121	73%
Sales and marketing	7,690,241	5,076,937	2,613,304	51%

Revenues increased by $71.8 million to $96.6 million for the three months ended September 30, 2026 compared to the three months ended September 30, 2025, reflecting higher Rumble revenues and the contribution of Quake AI. Rumble revenues increased by $3.6 million, driven by a $5.6 million increase in advertising revenue, partially offset by a $2.0 million decrease in other services revenue. The decrease in other services revenue reflected a $1.2 million decrease in subscription revenue and a $0.8 million decrease in licensing, platform hosting fees and other revenues. Quake AI contributed revenues of $68.2 million for the three months ended September 30, 2026 compared to $0 for the three months ended September 30, 2025, reflecting the inclusion of a first full quarter of combined results following the closing of the Northern Data acquisition on June 17, 2026. Quake AI revenues were generated from GPU cloud computing services, provided on a reserved or on-demand basis, as well as data center hosting and colocation services.

Cost of services increased by $32.0 million to $57.2 million for the three months ended September 30, 2026 compared to the three months ended September 30, 2025. The increase was attributable to $30.0 million of Quake AI data center costs and $3.1 million of higher programming and content costs, partially offset by a $1.1 million decrease in other cost of services.

General and administrative expenses increased by $15.4 million to $25.9 million for the three months ended September 30, 2026 compared to the three months ended September 30, 2025. The increase was driven by the acquisition of Northern Data, which contributed $11.0 million of payroll and related expenses and other administrative costs. Excluding Northern Data, the remaining variance reflects a $3.0 million increase in professional fees, a $0.8 million increase in payroll and related expenses and a $0.6 million increase in other administrative costs.

Research and development expenses increased by $3.3 million to $7.7 million for the three months ended September 30, 2026 compared to the three months ended September 30, 2025. The increase was due to an increase in payroll and related expenses of $1.8 million, of which $0.8 million was attributable to Northern Data, and higher costs associated with computer software, hardware, and other expenditures used in research and development-related activities of $1.5 million.

Sales and marketing expenses increased by $2.6 million to $7.7 million for the three months ended September 30, 2026 compared to the three months ended September 30, 2025. The increase was attributable to $2.0 million of higher payroll and related expenses, including $0.7 million from Northern Data, $0.4 million in higher marketing and public relations spending, and $0.2 million in other sales and marketing-related expenditures.

As of September 30, 2026, RUM Group had total liquidity of $142.3 million, consisting of $134.4 million in cash and cash equivalents and 94.68 Bitcoin, valued at $7.9 million.

Q4 2026 Outlook

RUM Group provides revenue outlook for the fourth quarter of 2026 of $88 million to $94 million.

SEC Filings

In light of the Company’s recent qualification as a “well known seasoned issuer” under SEC rules, the Company is converting its existing “universal” shelf registration statement, and its resale registration statement for Tether, into automatic WKSI shelf registration statements and expects to file those with the SEC this week.

Conference Call Webcast Information

The Company will host a conference call at 10:00 a.m. Eastern Time today, Wednesday, November 11, 2026, to discuss its quarterly results. Access to the live webcast and replay of the conference call will be available here and on RUM Group’s Investor Relations website at investors.rumble.com under ‘News & Events.’

About RUM Group Inc.

RUM Group Inc. is an AI infrastructure and video company. Its Quake AI business delivers AI compute as a service, operating AI data centers including GPU and CPU compute, storage, and networking at scale. Rumble, RUM Group’s video business and the original tenant of Quake AI, provides creators and enterprises a full suite of video technologies, unlocking reach, scale, and monetization. RUM Group is building the rails of the agentic-first enterprise: the AI compute, cloud infrastructure, and trust layer for the agentic AI future, advancing RUM Group’s mission to maximize the power of human imagination. For more information, visit www.rum.group.

Non-U.S. GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use the non-GAAP financial measure of Adjusted EBITDA, which is defined as net income (loss) excluding interest income (expense), net, other income (expense), net, provision for income taxes, depreciation and amortization, share-based compensation expense, acquisition-related transaction costs, change in fair value of warrants, change in fair value of digital assets, and change in the fair value of derivative. The Company’s management believes that it is important to consider Adjusted EBITDA, in addition to net income (loss), as it helps identify trends in our business that could otherwise be masked by the effect of the gains and losses that are included in net income (loss) but excluded from Adjusted EBITDA.

Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. There are several limitations related to the use of Adjusted EBITDA rather than net income (loss), the nearest GAAP equivalent. As a result of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income (loss) and our other financial results presented in accordance with GAAP.

Forward-Looking Statements

Certain statements in this press release and the associated conference call constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not historical facts are forward-looking statements and include, for example, statements regarding our expectations regarding future results and certain key performance indicators, including our fourth quarter 2026 revenue outlook and views regarding 2027 targeted capacity and annual run rate opportunity, and our ability to meet working capital needs and cash requirements over the next 12 months. Certain of these forward-looking statements can be identified by using words such as “anticipates,” “believes,” “intends,” “estimates,” “targets,” “expects,” “endeavors,” “forecasts,” “could,” “will,” “may,” “future,” “likely,” “on track to deliver,” “continues to,” “looks forward to,” “is primed to,” “plans,” “projects,” “assumes,” “should” or other similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, and our actual results could differ materially from future results expressed or implied in these forward-looking statements. The forward-looking statements included in this release are based on our current beliefs and expectations of our management as of the date of this release. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include risks relating to the Northern Data business, including with respect to our ability to successfully integrate the operations of the Company and Northern Data and achieve the anticipated strategic and financial benefits of the transaction; our performance under our recently announced commercial agreement with an unaffiliated U.S.-based third-party cloud customer related to our Maysville, GA site will require substantial capital investment to build and develop the data center facilities, and our inability to obtain sufficient financing on acceptable terms could materially and adversely affect our business, financial condition and results of operations; our development and construction of new data center facilities (including our Maysville, GA site) involve significant risks, including increasing political and regulatory scrutiny of data centers (including at the state, local and municipal levels), increasing public and community opposition to data center development and exposure to a highly evolving regulatory landscape, which could delay, increase the cost of, or prevent the completion of our planned projects, including under our existing customer agreements, and subject us to potential legal liabilities; our substantial indebtedness following the Northern Data business combination, and additional indebtedness we expect to incur in connection with our AI infrastructure and data center business, could adversely affect our financial condition and limit our operational flexibility; our ability to grow and manage future growth profitably over time, maintain relationships with customers, compete within our industry and retain key employees; the possibility that we may be adversely impacted by economic, business, and/or competitive factors; our limited operating history, including with respect to our cloud and AI infrastructure business, makes it difficult to evaluate our business and prospects; operating costs, customer loss or business disruption being greater than expected following the Northern Data business combination; the effects of the business combination, including the combined company’s future financial position, operating results and strategy; risks that the growth strategy of the combined business, including our customer agreements, may require a significant amount of debt financing, which may not be available on favorable terms, if at all, and risks relating to the ability of the combined business to service such debt obligations; we may fail to maintain adequate operational and financial resources or raise additional capital or generate sufficient cash flows; risks related to disruption of management time from ongoing business operations of each of the Company and Northern Data due to the business combination; unanticipated litigation, claims or assessments, as well as the outcome or impact of any current or pending litigation, claims or assessments; potential security violations to the combined company’s, the Company’s and Northern Data’s information technology systems, any of which could be enhanced or facilitated by artificial intelligence; changes in legislation or governmental regulations affecting the combined company, the Company or Northern Data, including our data center projects, and international, national or local economic, social or political conditions or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws that could adversely affect the combined company, the Company, Northern Data or their respective clients; with respect to our video business, we may not grow or maintain our active user base, and may not be able to achieve or maintain profitability; with respect to our video business, risks relating to our ability to attract new advertisers, or the potential loss of existing advertisers or the reduction of or failure by existing advertisers to maintain or increase their advertising budgets; our cloud business may not achieve the intended results, which could adversely affect our financial condition and results of operations; negative media campaigns may adversely impact our financial performance, results of operations, and relationships with our business partners, including content creators and advertisers; spam activities, including inauthentic and fraudulent user activity, if undetected, may contribute, from time to time, to some amount of overstatement of our performance indicators; the operation of our non-custodial crypto wallet exposes us to significant regulatory, operational, security, and market risks that could adversely affect our business, financial condition, results of operations, and reputation; we collect, store, and process large amounts of user video content and personal information of our users and subscribers. If our security measures are breached, our sites and applications may be perceived as not being secure, traffic and advertisers may curtail or stop viewing our content or using our services, our business and operating results could be harmed, and we could face governmental investigations and legal claims from users and subscribers; we may fail to comply with applicable privacy laws, subjecting us to liability and damages; our cloud services business operates in a highly regulated environment, subject to a complex and rapidly evolving array of domestic and international laws, regulations, and industry standards governing data privacy, cybersecurity, data localization, cross-border data transfers, and emerging technologies such as artificial intelligence; we are subject to cybersecurity risks and interruptions or failures in our information technology systems, any of which could be enhanced or facilitated by artificial intelligence, and as we grow and gain recognition, we will likely need to expend additional resources to enhance our protection from such risks. Notwithstanding our efforts, a cyber incident could occur and result in information theft, data corruption, operational disruption and/or financial loss; we may be found to have infringed on the intellectual property of others, which could expose us to substantial losses or restrict our operations; we may face liability for hosting a variety of tortious or unlawful materials uploaded by third parties, notwithstanding the liability protections of Section 230 of the Communications Decency Act of 1996; user-generated content could affect the quality of our services and deter existing or potential users from using our platforms, and we may face negative publicity for removing, or declining to remove, certain content, regardless of whether such content violates any law; paid endorsements by our content creators may expose us to regulatory risk, liability, and compliance costs, and, as a result, may adversely affect our business, financial condition and results of operations; our traffic growth, engagement, and monetization depend upon effective operation within and compatibility with operating systems, networks, devices, web browsers and standards, including mobile operating systems, networks, and standards that we do not control; our video business depends on continued and unimpeded access to our content and services on the internet. If we or those who engage with our content experience disruptions in internet service, or if internet service providers are able to block, degrade or charge for access to our content and services, we could incur additional expenses and the loss of traffic and advertisers; we face significant market competition, and if we are unable to compete effectively with our competitors for traffic and advertising spend, our business and operating results could be harmed; we rely on data from third parties to calculate certain of our performance metrics and real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business; changes to our existing content and services could fail to attract traffic and advertisers or fail to generate revenue; failure to attract new advertisers, the loss of existing advertisers, or the reduction of or failure by existing advertisers to maintain or increase their advertising budgets would adversely affect our business; we depend on third-party vendors, including internet service providers, advertising networks, and data centers, to provide core services; hosting and delivery costs may increase unexpectedly; we have offered and intend to continue to offer incentives, including economic incentives, to content creators to join our platform, and these arrangements may involve fixed payment obligations that are not contingent on actual revenue or performance metrics generated by the applicable content creator but rather are based on our modeled financial projections for that creator, which if not satisfied may adversely impact our financial performance, results of operations and liquidity; we may be unable to develop or maintain effective internal controls; changes in tax rates, changes in tax treatment of companies engaged in e-commerce, the adoption of new tax legislation, or exposure to additional tax liabilities may adversely impact our financial results; compliance obligations imposed by new privacy laws, laws regulating online video sharing platforms, other online platforms, and online speech in certain jurisdictions in which we operate, or industry practices may adversely affect our business; and those additional risks, uncertainties and factors described in more detail under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and in our other filings with the Securities and Exchange Commission. We do not intend, and, except as required by law, we undertake no obligation, to update any of our forward-looking statements after the issuance of this release to reflect any future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

RUM Group Inc. on Social Media

Investors and others should note that we announce material financial and operational information to our investors using our investor relations website (investors.rumble.com), press releases, SEC filings and public conference calls and webcasts. We also intend to use certain social media accounts as a means of disclosing information about us and our services and to comply with our disclosure obligations under Regulation FD: the @rumblevideo X account (x.com/rumblevideo), the @rumble TRUTH Social account (truthsocial.com/@rumble), the @chrispavlovski X account (x.com/chrispavlovski), and the @chris TRUTH Social account (truthsocial.com/@chris), which Chris Pavlovski, our Chairman and Chief Executive Officer, also uses as a means for personal communications and observations. The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these social media channels in addition to following our press releases, SEC filings and public conference calls and webcasts. The social media channels that we intend to use as a means of disclosing the information described above may be updated from time to time, as listed on our investor relations website.

For investor inquiries, please contact:

Shannon Devine

MZ Group, MZ North America

203-741-8811

investors@rumble.com

Source: RUM Group Inc.

Condensed Consolidated Interim Statements of Operations (Unaudited)

	Three months ended September 30		Nine months ended September 30
	2026	2025	2026	2025

Revenues	$96,577,752	$24,762,445	$162,404,284	$73,553,866

Expenses
Cost of services (content, hosting and other)	$57,186,000	$25,219,331	$114,790,250	$81,797,812
General and administrative	25,926,872	10,492,008	52,650,983	38,792,062
Research and development	7,723,475	4,455,354	20,258,664	14,070,349
Sales and marketing	7,690,241	5,076,937	26,602,057	16,607,389
Acquisition-related transaction costs	3,545,525	5,236,796	36,707,170	7,624,901
Amortization and depreciation	85,184,021	3,880,492	105,451,787	10,775,361
Change in fair value of digital assets	(6,038,100)	(1,456,388)	463,440	(4,949,413)

Total expenses	181,218,034	52,904,530	356,924,351	164,718,461

Loss from operations	(84,640,282)	(28,142,085)	(194,520,067)	(91,164,595)
Interest income (expense), net	(3,686,718)	2,896,649	(1,058,653)	7,979,880
Other income (expense)	(1,543,669)	46,901	(6,898,285)	(476)
Changes in fair value of warrant liability	603,453	8,936,773	1,931,381	24,379,616
Changes in fair value of derivative	(1,587,289)	-	(1,303,298)	9,700,000

Loss before income taxes	(90,854,505)	(16,261,762)	(201,848,922)	(49,105,575)
Income tax expense	(1,844,628)	-	(2,051,768)	(31,310)
Deferred tax benefit	2,844,687	-	2,840,689	-

Net loss	(89,854,446)	(16,261,762)	(201,060,001)	(49,136,885)
Net loss attributable to non-controlling interest	(9,938,079)	-	(11,728,558)	-
Net loss attributable to RUM Group Inc.	$(79,916,367)	$(16,261,762)	$(189,331,443)	$(49,136,885)

Loss per share – basic and diluted	$(0.19)	$(0.06)	$(0.58)	$(0.19)
Weighted-average number of common shares used in computing net loss per share - basic and diluted	424,787,465	260,529,688	323,852,948	252,722,453

Share-based compensation expense included in expenses:
Cost of services (content, hosting, and other)	$1,113,422	$971,476	$4,261,326	$3,534,489
General and administrative	3,591,268	3,020,892	9,177,133	12,256,088
Research and development	948,308	909,444	3,157,662	2,450,885
Sales and marketing	705,689	481,879	2,126,899	1,206,326

Total share-based compensation expense	$6,358,687	$5,383,691	$18,723,020	$19,447,788

Condensed Consolidated Interim Balance Sheets (Unaudited)

	September 30, 2026	December 31, 2025
Assets

Current assets
Cash and cash equivalents	$134,428,984	$237,919,453
Accounts receivable and other, net	62,157,309	11,859,231
Contingent consideration receivable	23,827,868	-
Prepaid expenses and other	130,750,386	14,767,472
	351,164,547	264,546,156

Investment	6,654,186	-
Other non-current assets	21,643,306	1,123,781
Digital assets	11,091,139	18,450,362
Property and equipment, net	899,704,119	16,178,941
Right-of-use assets, net	134,730,196	1,868,458
Intangible assets, net	161,384,758	24,023,709
Goodwill	413,780,068	10,655,391
	$2,000,152,319	$336,846,798

Liabilities and Shareholders’ Equity

Current liabilities
Accounts payable and accrued liabilities	$105,949,995	$27,875,120
Deferred revenue	23,493,004	16,105,587
Lease liabilities	41,556,992	1,281,444
	170,999,991	45,262,151

Convertible notes payable	358,837,827	-
Lease liabilities, net of current portion	93,100,051	633,128
Deferred tax liability	20,507,340	-
Warrant liability	13,677,946	15,609,327
Other liability	508,171	500,000
	657,631,326	62,004,606
Commitments and contingencies

Shareholders’ equity
Preferred shares ($0.0001 par value per share, 20,000,000 shares authorized, no shares issued or outstanding)	-	-
Common shares ($0.0001 par value per share, 1,400,000,000 Class A shares authorized, 276,483,827 and 215,736,576 shares issued and outstanding, as of September 30, 2026 and December 31, 2025, respectively; 170,000,000 Class C (and corresponding ExchangeCo Share) authorized, 123,690,470 and 123,690,470 shares issued and outstanding, as of September 30, 2026 and December 31, 2025, respectively; 110,000,000 Class D shares authorized, 95,791,120 and 95,791,120 shares issued and outstanding, as of September 30, 2026 and December 31, 2025, respectively)	779,514	773,439
Accumulated deficit	(754,727,747)	(565,396,304)
Additional paid-in capital	2,105,659,933	839,465,057
Accumulated other comprehensive loss	(19,675,113)	-
Non-controlling interest	10,484,406	-
	1,342,520,993	274,842,192
	$2,000,152,319	$336,846,798

Condensed Consolidated Interim Statements of Cash Flows (Unaudited)

For the nine months ended September 30,	2026	2025
Cash flows provided by (used in)

Operating activities
Net loss for the period	$(201,060,001)	$(49,136,885)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation	105,451,787	10,775,361
Share-based compensation	18,723,020	19,447,788
Provision for credit losses	1,335,730	-
Net trade and barter revenue and expense	(4,722,263)	1,310,795
Non-cash lease expense	14,401,555	864,361
Change in fair value of warrants	(1,931,381)	(24,379,616)
Change in fair value of digital assets	463,440	(4,949,413)
Change in fair value of derivative	1,303,298	(9,700,000)
Unrealized foreign exchange gain	(5,069,741)	-
Other	264,984	7,552

Changes in operating assets and liabilities:
Accounts receivable	(13,213,688)	(2,797,197)
Prepaid expenses and other	(795,201)	6,642,470
Accounts payable and accrued liabilities	(6,890,592)	10,208,952
Deferred revenue	1,532,504	1,517,588
Income tax receivable	(10,516,566)	-
Deferred tax liability	(4,282,724)	-
Operating lease liabilities	(8,822,921)	(815,788)
Net cash used in operating activities	(113,828,760)	(41,004,032)
Investing activities
Purchase of property and equipment	(75,545,353)	(1,774,932)
Purchase of intangible assets	(4,211,621)	(2,019,595)
Sale (purchase) of digital assets	15,284,386	(19,100,000)
Acquisition of Northern Data AG, net of cash acquired	51,036,335	-
Net cash used in investing activities	(13,436,253)	(22,894,527)
Financing activities
Proceeds from the issuance of pre-funded warrants in connection with equity commitment agreement	36,242,537	-
Taxes paid from net share settlement for share-based compensation	(1,628,105)	(3,260,193)
Proceeds from exercise of warrants and stock options	3,734,490	2,197,419
Proceeds from issuance of Class A Common Stock under ESPP	81,064	129,374
Proceeds from issuance of Class A Common Stock	-	775,000,000
Repurchase of Class A Common Stock	-	(525,000,000)
Share issuance costs	(11,504,125)	(29,429,791)
Net cash provided by financing activities	26,925,861	219,636,809

Effect of exchange rates on cash and cash equivalents	(3,151,317)	-

(Decrease) increase in cash and cash equivalents during the period	(103,490,469)	155,738,250
Cash and cash equivalents, beginning of period	237,919,453	114,018,900
Cash and cash equivalents, end of period	$134,428,984	$269,757,150

Supplemental cash flow information:
Cash paid for income taxes	$3,436,388	$33,755
Cash paid for interest	5,636,828	-
Cash paid for lease liabilities	12,877,408	805,308

Non-cash investing and financing activities:
Non-cash consideration related to the acquisition of Northern Data AG	1,515,556,856	-
Property and equipment in accounts payable and accrued liabilities	1,273,629	2,112,958
Recognition of operating right-of-use assets in exchange of operating lease liabilities, net of derecognition of terminated leases	776,340	1,119,786
Share-based compensation capitalized related to intangible assets	373,343	398,323

Reconciliation of GAAP to Non-GAAP Financial Measures

Reconciliation of Adjusted EBITDA (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Net loss	$(89,854,446)	$(16,261,762)	$(201,060,001)	$(49,136,885)
Adjustments:
Amortization and depreciation	85,184,021	3,880,492	105,451,787	10,775,361
Share-based compensation expense	6,358,687	5,383,691	18,723,020	19,447,788
Interest (income) expense, net	3,686,718	(2,896,649)	1,058,653	(7,979,880)
Other (income) expense	1,543,669	(46,901)	6,898,285	476
Income tax expense	1,844,628	-	2,051,768	31,310
Deferred tax benefit	(2,844,687)	-	(2,840,689)	-
Change in fair value of warrants liability	(603,453)	(8,936,773)	(1,931,381)	(24,379,616)
Change in fair value of digital assets	(6,038,100)	(1,456,388)	463,440	(4,949,413)
Change in fair value of derivative	1,587,289	-	1,303,298	(9,700,000)
Acquisition-related transaction costs	3,545,525	5,236,796	36,707,170	7,624,901
Adjusted EBITDA	$4,409,851	$(15,097,494)	$(33,174,650)	$(58,265,958)